As filed with the Securities and Exchange Commission on April 30, 2015
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	20-3200738
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

910 SE 17th Street, Suite 300
Fort Lauderdale, FL 33316
(954) 315-4939

(Address of Registrant’s Principal Executive Offices)

CYALUME TECHNOLOGIES HOLDINGS, INC. 2014 EQUITY INCENTIVE PLAN

(Full Name of Plan)

Copies to:

Chief Financial Officer Cyalume Technologies Holdings, Inc. 910 SE 17th Street, Suite 300 Fort Lauderdale, FL 33316 (954) 315-4939 Fax: (954) 315-4927	Jason Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1200 McLean, VA 22102 (703) 749-1386 Fax: (703) 714-8386

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered (1)(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Shares of common stock, par value $.001 per share	10,000,000	$0.03	$300,000	$35

Total	10,000,000		$300,000	$35

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional ordinary shares of the Registrant that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding ordinary shares of the Registrant.
(2)	Represents shares of common stock of the Registrant available for issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the closing price of the Registrant’s common stock on April 27, 2015, as quoted through the Over-The-Counter Bulletin Board. No bid or ask price has been recently available.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Cyalume Technologies Holdings, Inc. (the “Company”) prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Cyalume Technologies Holdings, Inc. 2014 Equity Incentive Plan (the “2014 Equity Plan”). The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2014 Equity Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows the Company to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The Company has previously filed the following documents with the Commission and is incorporating them by reference into this Registration Statement:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 31, 2015;

•	The Current Reports on Form 8-K filed with the Commission on February 3, 2015 and February 19, 2015; and

•	The description of the Company’s common stock contained in the Registration Statement on Form 8-A dated October 2, 2006, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. The information contained in any such documents will automatically update and supersede any information previously incorporated by reference into this Registration Statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may, and in certain cases must, be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company’s best interests. This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Company’s Fifth Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit No.	Description
4.1	Fifth Amended and Restated Certificate of Incorporation (1)
4.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation (2)
4.3	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (3)
4.4	Certificate of Designation of Series B Convertible Preferred Stock (3)
4.5	Certificate of Designation of Series C Convertible Preferred Stock (3)
4.6	Amended and Restated Bylaws(4)
10.1	Cyalume Technologies Holdings, Inc. 2014 Equity Incentive Plan (5)
5.1 *	Opinion of Greenberg Traurig, LLP
23.1 *	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.2 *	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
24.1 *	Power of Attorney (included on signature pages hereto)

__________

(1)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated December 17, 2008 and filed with the Commission December 23, 2008.
(2)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated February 15, 2015 and filed with the Commission February 19, 2015.
(3)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated July 31, 2014 and filed with the Commission August 5, 2014.
(4)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated March 19, 2013 and filed with the Commission March 22, 2013.
(5)	Incorporated by reference to Exhibit B to the definitive information statement on Schedule 14C filed with the Commission on January 26, 2015.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 30th day of April 2015.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Zivi Nedivi
Zivi Nedivi
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zivi Nedivi and Michael Bielonko, individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Zivi Nedivi	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2015
Zivi Nedivi

/s/ Michael Bielonko	Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2015
Michael Bielonko

/s/ Thomas G. Rebar	Chairman of the Board	April 30, 2015
Thomas G. Rebar

/s/ Yaron Eitan	Vice Chairman of the Board	April 30, 2015
Yaron Eitan
/s/ Jason Epstein	Director	April 30, 2015
Jason Epstein

/s/ Ji Ham	Director	April 30, 2015
Ji Ham

/s/ Anderw Intrater	Director	April 30, 2015
Andrew Intrater

/s/ John G. Meyer, Jr.	Director	April 30, 2015
John G. Meyer, Jr.

/s/ Michael Barry	Director	April 30, 2015
Michael Barry

/s/ James Schleck	Director	April 30, 2015
James Schleck

Exhibit Index

Exhibit No.	Description
4.1	Fifth Amended and Restated Certificate of Incorporation (1)
4.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation (2)
4.3	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (3)
4.4	Certificate of Designation of Series B Convertible Preferred Stock (3)
4.5	Certificate of Designation of Series C Convertible Preferred Stock (3)
4.6	Amended and Restated Bylaws(4)
10.1	Cyalume Technologies Holdings, Inc. 2014 Equity Incentive Plan (5)
5.1 *	Opinion of Greenberg Traurig, LLP
23.1 *	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.2 *	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
24.1 *	Power of Attorney (included on signature pages hereto)

__________

(1)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated December 17, 2008 and filed with the Commission December 23, 2008.
(2)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated February 15, 2015 and filed with the Commission February 19, 2015.
(3)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated July 31, 2014 and filed with the Commission August 5, 2014.
(4)	Incorporated by reference to an exhibit to the Current Report on Form 8-K dated March 19, 2013 and filed with the Commission March 22, 2013.
(5)	Incorporated by reference to Exhibit B to the definitive information statement on Schedule 14C filed with the Commission on January 26, 2015.

* Filed herewith